Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements, as amended, on Form S-8 (No. 333-82563, 333-83206, 333-68438, 333-68460, 333-132388, 333-143574) of White Mountains Insurance Group, Ltd. of our report dated February 26, 2010 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers

New York, New York

February 26, 2010